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                                                                    EXHIBIT 10.2

                               ESCROW AGREEMENT
                               ----------------
Date: September 21, 2000
File No.
Escrow Agent: CHICAGO TITLE INSURANCE COMPANY
Parties: Mack-Cali Realty Corporation, a Maryland corporation, Mack-Cali Realty, L.P., a Delaware limited partnership (collectively, "Mack-Cali"), Prentiss Properties Trust, a Maryland real estate trust and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (collectively, "Prentiss" and together with Mack-Cali, the "Parties")

In connection with the Termination and Release Agreement dated September 21, 2000 among the Parties, the Parties enter into this Escrow Agreement (the "Agreement") and hereby authorize Escrow Agent to hold monies according to the following terms and conditions:

1.  The sum to be escrowed is $25,000,000.00 (the "Escrowed Funds").

2.  The funds are to be held pending satisfaction of the following:

     Upon delivery to the Escrow Agent and Mack-Cali by Prentiss of either (i) a letter from Prentiss' independent accountants indicating the maximum amount of money that can be paid at that time to Prentiss without causing Prentiss to fail to meet the REIT Requirements (as hereinafter defined) or (ii) a Fee Tax Opinion (as hereinafter defined), in either of such events, the Escrow Agent shall deliver to Prentiss funds from the Escrow account, in the case of 2(i) above, the lesser of the amount of funds remaining in the escrow account and the maximum amount stated in the letter referred to in 2(i) above, or in the case of 2(ii) above, the amount of funds remaining in the escrow account. A "Fee Tax Opinion" shall mean a letter from outside counsel of Prentiss indicating that Prentiss has received a ruling from the Internal Revenue Service holding that the receipt by Prentiss Properties Acquisition Partners, L.P. and/or Prentiss Properties Trust of the funds held in escrow would not cause Prentiss to fail to meet the REIT Requirements as hereinafter defined. "REIT Requirements" shall mean compliance with Sections 856(c)(2) and (3) of the Internal Revenue Code of 1986, as amended. Upon the Escrow Agent's receipt of the letter referred to in 2(i) above or the Fee Tax Opinion defined and referred to in 2(ii) above, the Escrow Agent shall release the Escrowed Funds or any part thereof to Prentiss Properties Acquisition Partners, L.P., pursuant to the written directions and instructions of Prentiss' independent accountants and/or outside counsel directed to and received by the Escrow Agent.

3. The funds are to be released ONLY upon written notification given by Prentiss in accordance with Paragraph 2 above. If any funds remain in Escrow subsequent to December 31, 2005, the Escrow Agent shall return such funds to Mack-Cali.

4. In the event no written notification is received by Escrow Agent on or before the date cited in Paragraph 3 above, Escrow Agent shall return all remaining funds to Mack-Cali, without any recourse or liability to Escrow Agent and without notice to Prentiss.

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5.   In the event a controversy arises over said funds, Escrow Agent, at its sole discretion, may tender the funds into court for settlement, after deducting its attorney's fees, court costs, and escrow fees, if any, which have accrued.

6. Prentiss agrees to save and hold Escrow Agent harmless from any liability arising under and as a result of this Escrow Agreement, and the Parties further agree that the Escrow Agent may, at its option, require the receipt, release and authorization in writing of all Parties before paying money or delivering or redelivering documents or property to any Party or to third parties. Escrow Agent shall not be liable for any interest or other charges on the money held by it. Notwithstanding the above, Escrow Agent shall invest said funds in accordance with an agreement to be executed between Prentiss and Escrow Agent and the terms and conditions of said agreement shall become a part of this Escrow Agreement. All interest earned with respect to said funds shall become part of the Escrowed Funds and shall be distributed in accordance with paragraph 2 of this Agreement. Except as set forth in Paragraph 7(c) below, Prentiss shall be solely responsible for the fees of the Escrow Agent hereunder.

7. (a) Escrow Agent shall hold possession of and solely keep all of the Escrowed Funds and closing documents subject to the terms and conditions of this Agreement, and shall deliver and dispose of the same according to the terms and conditions hereof, and shall deal with the parties hereto in relation to the sums and documents so escrowed fairly and impartially according to the intent of the parties as herein expressed, provided however that Escrow Agent is to be considered as a depository only, shall not be deemed to be a party to any document other than this Agreement, and shall not responsible or liable in any manner whatsoever for the sufficiency, manner of execution, or validity of any written instructions, certificates or any other documents received by it, nor as to the identity, authority or right of any persons executing the same.

     (b) Escrow Agent shall not at any time be held liable for actions taken or omitted to be taken in good faith and without gross negligence. The Parties agree to save and hold Escrow Agent harmless from any loss and from any claims or demands arising out of its actions hereunder and Prentiss hereby agrees to indemnify Escrow Agent from any claims or demands for losses arising out of its activities hereunder, except as set forth in paragraph 7(c) below.

     (c) It is further understood by the Parties that if, as the result of any disagreement between them or adverse demands and claims being made by any of them upon Escrow Agent, or if Escrow Agent otherwise shall become involved in litigation with respect to this Agreement, such Parties agree that they, jointly and severally, are and shall be liable to Escrow Agent and shall reimburse Escrow Agent on demand for all costs, expenses and counsel fees it shall incur or be compelled to pay by reason of such litigation, including reasonable compensation to Escrow Agent for time expended in connection with any such dispute or litigation. Prentiss and Mack-Cali agree among themselves that each shall be responsible to advance one-half of all amounts due Escrow Agent under this paragraph 7(c), provided that any such advance by the Parties as the result of any dispute or litigation between them shall be without prejudice to their right to recover such amount as damages from the breaching party.

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     (d) In taking or omitting to take any action whatsoever hereunder, Escrow
     Agent shall be protected in relying upon any notice, paper, or other document believed by it to be genuine, or upon evidence deemed by it to be sufficient, and in no event shall Escrow Agent be liable hereunder for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or bad faith. Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith and without gross negligence in accordance with the advice of such counsel.

8. The Parties hereby agree that the funds described above shall be vested in Escrow Agent, and the Parties hereby grant, convey and deposit the funds under the absolute control and possession of Escrow Agent until such time as the funds are disbursed in accordance with the provisions of this Escrow Agreement.

9. The foregoing terms, along with the Agreement for Purchase and Sale of even date by and among Prentiss Properties Acquisition Partners, L.P. and Mack-Cali Texas Property, L.P. and the Termination and Release Agreement of even date by and between the Parties, constitute the entire agreement between the Parties, and this Agreement shall not be modified, changed or amended by any subsequent written or oral agreement unless agreed to in writing by the Parties and the Escrow Agent.

10.  Notices.  All notices, demands, requests or other communication which may
     -------
     or shall be given or served by any party to this Agreement upon any other Party to this Agreement, shall be deemed to have been given or served three
     (3) business days after the date the same is deposited in the United States mail, registered or certified, return receipt requested, postage prepaid and addressed to the following:

  If to Seller:                  Mack-Cali Realty Corporation
                                 11 Commerce Drive
                                 Cranford, New Jersey  07016
                                 Attention:  Mitchell E. Hersh
                                             Chief Executive Officer
                                             and
                                             Roger W. Thomas
                                             Executive Vice President,
                                             General Counsel and Secretary

  With copies to:                Pryor Cashman Sherman & Flynn L.L.P.
                                 410 Park Avenue
                                 New York, New York  10022
                                 Attention: Blake Hornick, Esq.
                                 Fax No. (212) 326-0806

If to Purchaser:                 Prentiss Properties Trust
                                 3890 W. Northwest Highway, Suite 400
                                 Dallas, Texas  75220


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                        Attention:  Thomas F. August
                                    President and Chief Executive Officer
                        Fax No.     (214) 350-2408
                                    and
                                    J. Kevan Dilbeck
                                    Senior Vice President and General Counsel
                        Fax No.     (214) 350-2409

With a copy to:         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        1700 Pacific Avenue, Suite 4100
                        Dallas, Texas  75201
                        Attention:  Michael E. Dillard, P.C.
                        Fax No.  (214) 969-4343

  If to Escrow Agent:   Chicago Title Insurance Company
                        Attention:  Ellen Schwab
                        2001 Bryan Street, Suite 1700
                        Dallas, Texas  75201


     All Parties shall have the right from time to time to designate by written notice to all other Parties any other address or place where such notice, demand, or request be addressed.

11.  Miscellaneous.
---  -------------

          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

          (b) This Agreement shall be construed under and governed by the laws of the State of Texas, and, in the event that any provision hereof shall be deemed illegal or unenforceable, said provision shall be severed herefrom and the remainder of this Agreement shall be enforced in accordance with the intentions of the parties as herein expressed.

          (c) This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.

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PRENTISS:                                            MACK-CALI:
--------

Prentiss Properties Trust                     Mack-Cali Realty Corporation
a Maryland real estate investment trust       a Maryland corporation

     /s/ J. KEVAN DILBECK                           /s/ JAMES A. CLABBY
By: ___________________________________       By:____________________________
         J. Kevan Dilbeck                               James A. Clabby
Name:__________________________________       Name:__________________________
         Senior Vice President                          Senior Vice President
Title:_________________________________       Title:_________________________

Prentiss Properties Acquisition               Mack-Cali Realty, L.P.
  Partners, L.P.                              a Delaware limited partnership
a Delaware limited partnership                By: Mack-Cali Realty Corporation
By:  Prentiss Properties I, Inc.                  its managing general partner
     a Delaware corporation
     general partner

     /s/ J. KEVAN DILBECK                           /s/ JAMES A. CLABBY
By: ___________________________________       By:____________________________
         J. Kevan Dilbeck                               James A. Clabby
Name:__________________________________       Name:__________________________
         Senior Vice President                          Senior Vice President
Title:_________________________________       Title:_________________________


Escrow Agent acknowledges receipt of the money in the amount of $25,000,000.00 to be held in accordance with the terms of the foregoing agreement. Escrow Agent does not assume and shall not be liable for the performance or nonperformance of any Party to this agreement.

                                              ESCROW AGENT:
                                              ------------

                                              CHICAGO TITLE INSURANCE COMPANY,
                                              a Missouri corporation

                                                    /s/ ELLEN SCHWAB
                                              By:____________________________
                                                        Ellen Schwab
                                              Name:__________________________
                                                        Escrow Officer
                                              Title:_________________________

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